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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 3, 2000


                              --------------------


                              PEGASUS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                        000-22935                     75-2605174
(State or other jurisdiction of      (Commission File Number)   (IRS Employer Identification
          incorporation)                                                    Number)
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                           3811 TURTLE CREEK BOULEVARD
                                   SUITE 1100
                               DALLAS, TEXAS 75219
                    (Address of principal executive offices)


                                 (214) 528-5656
                         (Registrant's telephone number)


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Item 2. Acquisition or Disposition of Assets

        On November 16, 1999, Pegasus Systems, Inc., a Delaware corporation
        ("Pegasus") and its wholly owned subsidiary Pegasus Worldwide, Inc.
        ("PWI") entered into an Agreement and Plan of Merger ("Merger
        Agreement") with REZ, Inc., a Delaware corporation ("REZ"), Reed
        Elsevier Inc., a Massachusetts corporation ("Reed Elsevier"), and Utell
        International Group, Ltd., a corporation organized under the laws of England and Wales ("Utell"). Pursuant to the Merger Agreement, PWI agreed to merge with and into REZ, with REZ being the surviving corporation ("Merger").

        The Merger was completed on April 3, 2000. REZ will operate as a wholly owned subsidiary of Pegasus. The stockholders of REZ, including all REZ option holders who have exercised their options within the prescribed time period under the Merger Agreement, received the following merger consideration on a pro rata basis:

        1) An aggregate of 3.99 million shares of Pegasus common stock, approximately 338,000 shares of which were placed in an indemnification escrow account and approximately 123,000 shares of which were placed in an escrow account pending the determination of post-closing adjustments. The aggregate 3.99 million shares constitute 16.4% of the total number of shares of Pegasus common stock outstanding at March 31, 2000. No fractional shares will be issued. REZ stockholders will receive a cash payment in lieu of any fractional shares.

        2) $95 million in cash, $5.5 million of which is in an indemnification escrow account. The original purchase price included $115 million in cash and was reduced by the amount of REZ's notes payable outstanding and a working capital adjustment.

        3) $20 million note payable to Utell, in lieu of cash consideration otherwise receivable by Utell.

        Pegasus utilized cash provided by operations and cash from the maturity of short-term investments to fund the acquisition.

        REZ is a leading provider of marketing and reservation services to the hotel industry. The assets acquired primarily include furniture and fixtures, computer and communication equipment, leasehold improvements, intellectual property, and customer contracts. Pegasus intends to continue to utilize the acquired assets in a manner consistent with REZ's current operations. Pegasus also intends to utilize the acquired assets to support other services offered to the hotel industry by the combined company.

        Prior Relationship of Pegasus and REZ

        REZ managed and operated equipment owned by Pegasus at REZ's facilities.
        REZ also provided equipment monitoring services, assurance of power supply and communications link back up support for Pegasus. Pegasus provided to REZ electronic distribution, commission processing and Internet-based distribution services.

        As consideration for a loan made to Pegasus which has since been repaid, Pegasus granted to Reed Elsevier, the majority stockholder of REZ, a license to use the Ultraswitch technology in connection with operations unrelated to the hotel industry. As a part of this licensing arrangement, Reed Elsevier agreed to not compete with the services provided by Pegasus using the Ultraswitch technology.


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        Several REZ directors and executives had previously served on the
        Pegasus board of directors. REZ, its predecessors and several affiliates of REZ, own Pegasus common stock.

        Where You Can Find More Information

        The Merger and the prior relationship between Pegasus and REZ are more fully described in the Form S-4 filed by Pegasus and declared effective by the Commission on March 31, 2000 (registration no. 333-92683).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial Statements of Business Acquired

            The financial statements of REZ required by this item are incorporated by reference to the "Index to Financial Statements" in the Form S-4 declared effective by the Commission on March 31, 2000
            (registration no. 333-92683).

        (b) Pro Forma Financial Information

            The pro forma financial statements required by this item are incorporated by reference to "Unaudited Pro Forma Financial
            Information and Related Notes" in the Form S-4 declared effective by the Commission on March 31, 2000 (registration no. 333-92683).

        (c) Exhibits

Exhibit Number                         Description

      2.1       Agreement and Plan of Merger by and among Pegasus Systems, Inc.,
                Pegasus Worldwide, Inc., REZ, Inc. and the Majority Stockholder of REZ, Inc. dated November 16, 1999, as amended and restated
                (incorporated by reference to the Form S-4 declared effective by the Commission on March 31, 2000 - registration no. 333-92683)

     23.1       Consent of Deloitte & Touche LLP

     99.1       REZ, Inc. Consolidated Financial Statements as of December 31,
                1999 and 1998 and for years ended December 31, 1999, 1998 and 1997 (incorporated by reference to the Form S-4 declared effective by the Commission on March 31,2000 - registration no.
                333-92683)

     99.2       Press release issued April 3, 2000


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PEGASUS SYSTEMS, INC.


April 18, 2000                               /s/  Jerome L. Galant
                                             -----------------------------------
                                             Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit Number                         Description
--------------                         -----------
      2.1       Agreement and Plan of Merger by and among Pegasus Systems, Inc.,
                Pegasus Worldwide, Inc., REZ, Inc. and the Majority Stockholder
                of REZ, Inc. dated November 16, 1999, as amended and restated
                (incorporated by reference to the Form S-4 declared effective by the Commission on March 31, 2000 - registration no. 333-92683)

     23.1       Consent of Deloitte & Touche LLP

     99.1       REZ, Inc. Consolidated Financial Statements as of December 31,
                1999 and 1998 and for years ended December 31, 1999, 1998 and 1997 (incorporated by reference to the Form S-4 declared effective by the Commission on March 31,2000 - registration no.
                333-92683)

     99.2       Press release issued April 3, 2000
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